Exhibit 10.1

Execution copy

AMENDED AND RESTATED ALTERNATIVE INVESTMENT

SELLING AGENT AGREEMENT

This Amended and Restated Alternative Investment Selling Agent Agreement (“Agreement”) is dated as of March 3, 2016, by and among each of the limited partnerships listed on Schedule 1 hereto (each, a “Partnership,” and together, the “Partnerships”), Ceres Managed Futures LLC, a Delaware limited liability company (the “General Partner”), and Morgan Stanley Smith Barney LLC, a Delaware limited liability company, currently doing business as Morgan Stanley Wealth Management (“MSSB” or “Placement Agent”). Partnerships may be added to this Agreement upon the agreement of the General Partner and MSSB. The listing of such partnership on Schedule 1 hereto shall be evidence of such agreement. This Agreement supersedes all prior agreements between each Partnership, MSSB and the General Partner, including, but not limited to, the Prior Agreement (as defined below) and those listed on Schedule 2 hereto.

WHEREAS, the offering and sale of units of limited partnership or other interests in the Partnerships (“Interests” or “Units”) in accordance with the terms of each Partnership’s private placement offering memorandum and disclosure document, including any supplements thereto approved by the applicable Partnership (each, a “Memorandum”), each Partnership’s subscription/exchange agreements (the “Subscription Agreements”) and certain other investor materials or supplements approved for use or prepared by each Partnership, including without limitation, the summary information contained in certain related marketing materials, all as amended from time to time (collectively, the “Offering Documents”), and each Partnership’s organizational documents (as amended or supplemented from time to time, “Organizational Documents”) (collectively, “Offering Materials”) is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder;

WHEREAS, the parties hereto previously entered into an Alternative Investment Placement Agent Agreement, dated as of October 1, 2014 (the “Prior Agreement”), as amended (the “Prior Agreement”) and now wish to amend and restate the Prior Agreement in its entirety;

WHEREAS, the Partnerships desire to retain MSSB as a placement agent and to permit it to serve as an investment advisor to its customers investing in one or more of the Partnerships;

WHEREAS, MSSB (in its capacity as an investment advisor, the “Investment Advisor”; provided, that other than with respect to Sections 1 and 3, references to “Placement Agent” in this Agreement shall be deemed to include the Investment Advisor) is an investment advisor providing investment advisory and discretionary investment management services to its customers and it desires to have the right but not the obligation to promote and market, and to introduce prospective investors to the Partnership(s) subject to the provisions below; and

WHEREAS, the Partnership desires to grant such a right to the Investment Advisor.

NOW, THEREFORE, in consideration of the promises and the mutual agreements hereinafter contained and other good and valuable consideration the value of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Appointment of MSSB.

a. MSSB is hereby appointed as a non-exclusive selling agent of the Partnerships during the term of this Agreement for the purpose of finding eligible investors for Interests through offerings that are exempt from registration under the Securities Act, pursuant to Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder. For Managed Futures Strategic Alternatives, L.P., MSSB is appointed as a non-exclusive placement agent during the term of this Agreement for the purpose of finding eligible investors that are “qualified eligible persons”, as defined in Commodity Futures Trading Commission Rule 4.7, for Interests through offerings that are exempt from registration under the Securities Act, pursuant to Section 4(a0(2) thereof and Rule 506 of Regulation D promulgated thereunder.

b. In the case of any Partnership formed after the date of this agreement, Units initially shall be offered at $1,000 per Unit or as otherwise determined by the General Partner, and thereafter shall be offered on a continuous basis as of the first day of each month at the final Net Asset Value per Unit (as defined in each Partnership’s Limited Partnership Agreement) as of the last day of the immediately preceding month. For all other Partnerships, Units are being offered on a continuous basis as of the first day of each month at the final Net Asset Value per Unit (as defined in each Partnership’s Limited Partnership Agreement) as of the last day of the immediately preceding month. The General Partner in its sole discretion may terminate at any time the continuous offering period of one or more of the Partnerships and may at any time in its sole discretion, terminate, discontinue or resume the continuous offering of any class of Units in any of the Partnerships.

c. Subject to the right of the General Partner to reject any subscription in whole or in part at any time prior to acceptance, the General Partner shall accept subscriptions for Units properly made and shall cause proper entries to be made in the books and records of the relevant Partnership. No certificate evidencing Interests shall be issued to any limited partner, although limited partners shall receive confirmations of purchase from the General Partner in its customary form. Payment for the Interests shall be made as described in the Offering Documents at such time on such date as may be agreed to by the General Partner. Payment shall be made against issuance of the Interests in the name of the limited partners.

d. Subject to the performance by each Partnership and the General Partner of their respective obligations hereunder, Placement Agent hereby accepts such appointment and agrees on the terms and conditions set forth herein to find eligible investors for Interests during the term hereof and to use reasonable efforts to assist the Partnerships and the General Partner in communicating with investors that have been introduced to such Partnerships by the Placement Agent (each a “Placement Agent Client” and collectively “Placement Agent Clients”) with respect to consent solicitations and limited partner votes and other items requiring actions of the limited partners with respect to the Partnership(s), at the reasonable request of the General Partner. Placement Agent will have no obligation to offer or sell any Interests.

e. Subject to the performance by each Partnership and the General Partner of their obligations hereunder, the Investment Advisor hereby agrees on the terms and conditions set forth herein to use such efforts, as it deems appropriate in its sole discretion, to refer its customers for investment in the Interests during the term hereof. The Investment Advisor will have no obligation to offer or sell any Interests.

f. Placement Agent or Investment Advisor may, without notice to the Partnership or the General Partner, assign or delegate its rights and obligations to its affiliates, or otherwise retain affiliates to act as sub-selling agents, in connection with the solicitation of investors and otherwise to assist Placement Agent or Investment Advisor in performing its obligations under this Agreement to the extent Placement Agent or Investment Advisor deems appropriate, subject to compliance with applicable laws, rules or regulations; provided however, that each such sub-selling agent shall execute a sub-agent agreement substantially in the form of this Agreement. MSSB may compensate any such sub-selling agent by paying the sub-selling agent from MSSB’s own funds.

2. Offering and Sale of Interests.

a. MSSB shall deliver to each person to whom MSSB makes an offer of an Interest, the Offering Materials, as amended as of such time.

b. MSSB shall not make any offer of Interests on the basis of any communications or documents relating to any of the Partnerships or the Interests, except the Offering Materials, any other documents supplied or prepared by the General Partner on behalf of the Partnerships and delivered to MSSB by the General Partner for use in making an offer of Interests, or any other materials expressly approved for such use by the General Partner in writing (which shall include electronic mail). Subject to Section 8, the Partnerships and the General Partner shall provide MSSB copies of any Offering Documents for MSSB’s review and approval a commercially reasonable time prior to providing such Offering Documents to any limited partner, which such approval shall not be unreasonably withheld.

c. Each Partnership and the General Partner agree that the Partnerships will rely on Rule 506(b) under Regulation D as a safe harbor from registration under the Securities Act. The Placement Agent will not use any form of “general solicitation” or “general advertising” (within the meaning of Rule 502(c) of Regulation D under the Securities Act) in making offers of Interests, including any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by general solicitation or advertising.

d. Placement Agent will not make any offer of Interests on the basis of any communications or documents relating to the Partnerships or the Interests, except the Offering Materials, any other documents supplied or prepared by the Partnership(s) or the General Partner and delivered to Placement Agent by the Partnerships or the General Partner for use in making an offer of Interests, or any other materials expressly approved for such use by the Partnerships or the General Partner. Notwithstanding the foregoing, each Partnership or the General Partner consent to the delivery of diligence reports that include, inter alia, information provided to and/or accurately derived from information provided by the General Partner, a Partnership or their affiliates to the Placement Agent and are prepared by MSSB, its affiliates or a third party (“Manager Profiles”) to Placement Agent Clients without the review or approval of such Manager Profiles by the Partnerships or the General Partner. The Partnerships or the General Partner shall not provide to any Placement Agent Client any Offering Materials that have not been reviewed and approved by Placement Agent in writing.

e. MSSB shall, in accordance with requirements of Regulation D under the Securities Act, reasonably believe immediately prior to making any offer or sale of Interests that any prospective investor solicited by MSSB is an “accredited investor,” as that term is defined in Rule 501(a) of Regulation D under the Securities Act, and meets such other eligibility criteria as are set forth in the Offering Documents. The Partnerships shall be responsible for the timely filing with the U.S. Securities and Exchange Commission (“SEC”) of any notices required by Rule 503 of Regulation D under the Securities Act. MSSB shall only solicit prospective investors in any jurisdiction in compliance with the marketing rules and private placement rules of such jurisdiction.

f. MSSB represents and warrants that it has policies and procedures reasonably designed to comply with applicable anti-money laundering and anti-terrorist financing laws, rules and regulations. Additionally, MSSB represents and warrants that it has policies and procedures reasonably designed to ensure that it does not offer or sell investments in the Partnerships, directly or indirectly, to any person, government, organization or entity in violation of any sanctions program administered by the U.S. Office of Foreign Assets Control.

g. MSSB represents to the Partnerships as of the date hereof that MSSB is subject to the anti-money laundering regime of the United States and maintains anti-money laundering policies and procedures in compliance with applicable anti-money laundering legislation and regulations, as amended from time to time (the “Anti-Money Laundering Regime”). MSSB’s Anti-Money Laundering Regime includes a Customer Identification Program (“CIP”), which requires the performance of CIP due diligence in accordance with applicable Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”) requirements and regulatory guidance. MSSB represents that it shall be responsible for maintaining and performing anti-money laundering procedures in connection with the onboarding of Placement Agent Clients, which procedures shall, at a minimum, (1) identify and verify all potential investors, (2) require maintenance of records in relation to the verification of the identity of all potential investors and (3) provide for ongoing monitoring of all Placement Agent Clients.

h. MSSB shall be responsible for ensuring that any activities taken in connection with the sale of Interests in any jurisdiction outside of the United States shall be conducted in compliance with the private placement or other applicable offering rules of such jurisdiction; provided, however, that, the Partnerships and the General Partner agree to coordinate with MSSB in respect of determining the number of offers made to prospective investors in any particular jurisdiction and such other relevant information in respect of offerings of Interests made by any party other than MSSB, which would reasonably be deemed to affect MSSB’s compliance with applicable offering rules. MSSB shall make no offer or sale of any Interest in any foreign jurisdiction, or to any prospective investor located in any foreign jurisdiction, where there is a prohibition on the sale of securities such as the Interests.

i. The General Partner shall be responsible for any applicable registration or qualification of the Interests under all applicable laws, rules or regulations of the United States and the states therein. The General Partner on behalf of the Partnerships acknowledges that MSSB intends to offer the Interests in each state within the United States. The General Partner, at the applicable Partnership’s expense, shall use reasonable efforts to register or qualify the Interests, if required, in each jurisdiction within the United States that the Interests are offered by MSSB or to make any filings required by applicable law in each jurisdiction within the United States in which the Interests are sold by MSSB. If the Interests may not be offered in any particular jurisdiction in the United States, the applicable Partnership and the General Partner shall promptly notify MSSB.

j. As a condition to the General Partner’s acceptance of a subscription by a Placement Agent Client, each Placement Agent Client will be required to agree to maintain an account with MSSB (each, an “MSSB Client Account”). MSSB agrees to (i) debit from each MSSB Client Account an amount necessary to satisfy each such Placement Agent Client’s obligation to fund any amount to be paid by the Placement Agent Client with respect to its Interest in a Partnership, as and when requested by such Partnership or the General Partner, (ii) to pay or transfer such debited amounts to the applicable Partnership or the General Partner (as provided by the General Partner, except that MSSB shall pay or transfer to itself or any of its affiliates an amount required to pay the upfront placement fee, if any); and (iii) credit or distribute to each MSSB Client Account the amount that is distributed to MSSB by the applicable Partnership or the General Partner in respect of such Placement Agent Client’s investment. Each Partnership and the General Partner agree to pay all distribution and withdrawal/redemption amounts to MSSB for further credit to each MSSB Client Account for which MSSB shall provide the appropriate wire instructions. For the avoidance of doubt, the foregoing provisions shall not limit any right of the Partnerships or the General Partner to seek payment directly from any Placement Agent Client in the event of the failure of such Placement Agent Client to make any contribution or other payment required pursuant to the applicable Partnership’s Offering Materials and the parties hereto agree that MSSB shall not be liable or responsible, as principal, guarantor or otherwise, to make any payments, cover any default or extend any credit, in the event of any such late payment or non-payment by a Placement Agent Client due to a Partnership, the General Partner or to any other party to which such payment may become due.

k. The Partnerships shall provide a reasonable quantity of copies of the Offering Materials and such other documents as MSSB is required to provide to prospective investors under this Agreement. If any Offering Materials are amended or supplemented, the General Partner shall promptly notify MSSB, and provide copies of such amendments or supplements in accordance with the preceding sentence.

l. All subscriptions for Interests submitted by or through MSSB shall be subject to the General Partner’s approval, in its sole discretion. The General Partner and MSSB agree that the General Partner has the ultimate responsibility to determine whether a prospective investor meets all applicable private placement accreditation, minimum investment, and other regulatory requirements necessary to invest in a Partnership, provided, however, it is acknowledged by MSSB that the General Partner shall reasonably rely upon due diligence conducted by MSSB on each prospective investor.

3. Fees and Expenses.

a. Each Partnership listed in Schedule 3 shall pay MSSB a monthly ongoing placement agent fee equal to the amount described for each Partnership in Schedule 2 (“Ongoing Placement Agent Fee”) relating to each Placement Agent Client who is not a Consulting Client (as defined below)(each a “Non-Consulting Client”). Net Asset Value shall have the meaning set forth in the respective Partnership’s Limited Partnership Agreement. The fee shall be payable monthly beginning with the first month that a Unit is issued.

b. Notwithstanding anything to the contrary in Section 3(a) above, Placement Agent, each Partnership and the General Partner agree that Placement Agent shall not be entitled to receive an upfront placement fee, if any, or Ongoing Placement Agent Fee with respect to Placement Agent Clients that participate in MSSB’s advisory program (each a “Consulting Client”) and such Consulting Clients shall be entitled to invest in the Partnership(s) on the following terms:

(i) Each Partnership and the General Partner acknowledge that each Consulting Client shall be permitted to acquire lower fee, Class Z Units (as defined in the applicable Partnership’s Memorandum).

(ii) Neither the Partnerships nor the General Partner shall pay any compensation to MSSB in respect of any Consulting Client and MSSB shall not charge Ongoing Placement Agent Fee with respect to such Consulting Clients.

(iii) If a Consulting Client ceases to participate in an MSSB advisory program, such Consulting Client shall become a Non-Consulting Client if it remains a limited partner. The Units of such Non-Consulting Client will, beginning on the first day of the month following the date that such Consulting Client becomes a Non-Consulting Client, (i) convert to the appropriate class of Units based on the aggregate capital contributions made by such limited partner, adjusted for additional subscriptions, redemptions and exchanges and (ii) become subject to the applicable Ongoing Placement Agent Fee. While any such limited partner will have the right to redeem its Units, such redemption rights may be limited, requiring such limited partner to bear the Ongoing Placement Agent Fee in respect of any such Units for an extended period of time. MSSB shall notify the General Partner that such Consulting Client has become a Non-Consulting Client and be entitled to an Ongoing Placement Agent Fee for such Non-Consulting Client thereafter pursuant to the terms hereof. Notwithstanding the foregoing, if any such non-Consulting Client is an employee of Placement Agent or an affiliate and remains a limited partner, such employee may retain ownership of such Class Z Units (as defined in the applicable Partnership’s Memorandum) and shall not be subject to the Ongoing Placement Agent Fee.

c. Placement Agent will designate each prospective investor it introduces to the Partnership(s) as either a Consulting Client or a Non-Consulting Client. Each Partnership and the General Partner acknowledges that each Consulting Client shall be permitted to acquire Class Z Units (as defined in the applicable Partnership’s Memorandum.

d. MSSB may, without notice, allocate all or a portion of its fees to its affiliates and may also allocate all or a portion of its fees to non-affiliates upon written notice to the General Partner. Each Partnership and the General Partner agree that MSSB, including any applicable affiliate of MSSB, reserves the sole right to reduce or waive the Ongoing Placement Agent Fee in whole or in part. The General Partner agrees to reduce or waive the Ongoing Placement Agent Fee described herein for any limited partner in accordance with written instructions provided by MSSB to the General Partner. MSSB agrees that neither the Partnerships nor the General Partner shall have any additional responsibility or liability to MSSB or any other party for complying with the written instructions provided by MSSB relating to this Section 3(d) beyond making payments in accordance with such written instructions.

e. If MSSB becomes aware that a limited partner is no longer a client of MSSB, it shall promptly inform the General Partner and if the General Partner becomes aware that a limited partner is no longer a client of MSSB, the General Partner shall promptly notify MSSB. Once a limited partner is no longer a client of MSSB, the applicable Partnership will no longer be obligated to pay the Ongoing Placement Agent Fee attributable to such limited partner. Notwithstanding the foregoing, a limited partner may be a client of MSSB and another broker-dealer at the same time, and the fact that such limited partner is a client of another broker-dealer may not, by itself, serve as evidence that such limited partner is not a client of MSSB.

f. Each Partnership and MSSB shall each bear its own expenses in connection with the solicitation of prospective investors, including expenses of preparing, reproducing, mailing and/or delivering offering and sales materials.

4. Representations, Warranties and Agreements of the Partnerships and the General Partner. Each Partnership and the General Partner (for purposes of this Section 4 only, each a “Party”) severally, and not jointly, represent and warrant to MSSB and agree with MSSB as follows:

a. It is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation or organization, and it has full power and authority under applicable laws, rules or regulations to conduct its business as contemplated by the Offering Materials.

b. The execution, delivery and performance of this Agreement has been duly authorized by all necessary action of each Party, and upon the execution and delivery hereof, this Agreement shall constitute a valid, binding and enforceable obligation of such Party.

c. The execution, delivery and performance of this Agreement, the incurrence of the obligations set forth herein and the consummation of the transactions contemplated herein and in the Offering Materials, including the issuance and sale of the Interests, shall not constitute a breach of or default under any agreement or instrument by which such Party is bound, or to which any of its assets is subject, or any order, rule or regulation applicable to it of any court or any governmental body or administrative agency having jurisdiction over it.

d. There is not pending or, to the best knowledge of such Party, threatened any action, suit or proceeding before or by any court or other governmental body to which such Party is a party, or to which any of its assets is subject, which might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, business or prospects of such Party. Such Party has not received any notice of an investigation regarding non-compliance by such Party with applicable laws, rules or regulations.

e. The Offering Materials, as of the date hereof and at any subsequent time during the term of this Agreement, do not and shall not contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they are made, not misleading. If any statement were to become untrue or if an omission of a material fact is discovered, the General Partner shall promptly supplement the Offering Materials to remove such untrue statement or to disclose such material fact.

f. At all times during which MSSB client(s) own(s) an Interest, the General Partner shall, as soon as commercially practical, notify and update in writing such MSSB client(s) of any material changes or developments relating to the applicable Partnership or their Interests.

g. The Interests have been duly authorized for issuance and sale, and, when issued and subscribed for in the amounts and for the consideration described in the Offering Materials, shall be entitled to the rights and subject to the restrictions and conditions contained in the Organizational Documents; no limited partner shall be personally liable for the debts of and claims against the Partnership in which it is invested by the mere reason of being a limited partner; and all necessary action required to be taken for authorization, issue and sale of the Interests has been validly and sufficiently taken.

h. It is not necessary in connection with the offer, sale and delivery of the Interests in the manner contemplated by this Agreement to register the Interests under the Securities Act or, to the best knowledge of such Party, the laws of any other jurisdiction where it is being offered. For Managed Futures Strategic Alternatives, L.P., it is also not necessary in connection with the offer, sale and delivery of the Interests to file the confidential private placement memorandum and disclosure document pursuant to the regulations under the Commodity Exchange Act (the “CEAct”). Each Party shall conduct itself, and ensure that its agents conduct themselves, in a manner consistent with the exemption from registration under Section 4(a)(2) of the Securities Act and the rules and regulations promulgated thereunder and, without limitation, shall not use, or permit any other person to use, any form of prohibited solicitation or advertising in making offers of Interests. The General Partner has made all necessary filings in connection with such exemptions.

i. The General Partner will promptly notify MSSB in the event that a Partnership is no longer able to rely on the private placement exemption under Rule 506(d).

j. The General Partner is required to be, and is registered as, a commodity pool operator under the CEAct with respect to the Partnerships.

k. Each Partnership and the General Partner each represent that it is aware of the United States and applicable laws and regulations relating to currency reporting and money laundering, including, but not limited to (i) the United States Bank Secrecy Act and implementing regulations; and (ii) the USA PATRIOT Act and implementing regulations. To ensure compliance with those laws, rules and regulations, in addition to periodic monitoring of MSSB’s Anti-Money Laundering Regime, the General Partner for itself and on behalf of the Partnerships, represents that for as long as the General Partner is a subsidiary of Morgan Stanley (x) it will comply with the Morgan Stanley Global Money Laundering Prevention Policy, the Morgan Stanley Global AML Policy and Compliance Program and the Morgan Stanley Investment Management Anti-Money Laundering Policy.

l. If, at any time, the assets of any Partnership are determined by the General Partner’s legal counsel to constitute “plan assets” within the meaning of the U.S. Department of Labor’s (the “Department”) “plan asset” regulations, Section 2510.3-101, as modified by Section 3(42) of the Employee Retirement Income Security Act of 1974 (the “Plan Asset Regulation”)(“ERISA”), the General Partner represents and warrant that at such time, it shall be, and shall remain through the duration of such Partnership for as long as the assets of such Partnership remain “plan assets”, an “investment manager” and a “fiduciary” (as defined in Sections 3(38) and 3(21) of ERISA, respectively).

m. The General Partner has sole discretion and ultimate responsibility over the investment model/portfolio of the Partnership. Accordingly, any decision to invest in a vehicle managed by the Placement Agent or any of its affiliates, or by an entity in which Placement Agent or any of its affiliates owns a material interest, is the General Partner’s alone, and shall be based solely on appropriate independent research and diligence.

n. Each Party acknowledges that in performing the services contemplated hereby, MSSB shall be entitled to rely upon and assume, without independent verification, the accuracy and completeness of all information that is available from public sources and all information that has been provided to it by, or on behalf of, the Partnerships or the General Partner, and that MSSB has no obligation to verify the accuracy or completeness of any such information and shall have no liability to the Partnerships, the General Partner or any third party for any information contained in the Offering Materials.

o. The representations and warranties set forth in this Agreement are continuing during the term of this Agreement and each Party agrees to notify MSSB promptly in writing if at any time during the term of this Agreement, any such representation or warranty becomes materially inaccurate or untrue and of the facts related thereto.

p. Each Party acknowledges that MSSB enters into this Agreement in reliance on the representations, warranties and agreements of the Partnerships and the General Partner contained herein.

5. Representations, Warranties and Agreements of MSSB. MSSB represents and warrants to and agrees with, the Partnerships and the General Partner as follows:

a. MSSB is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and MSSB has full power and authority under applicable laws, rules or regulations to engage in the activities contemplated under this Agreement.

b. The execution, delivery and performance of this Agreement has been duly authorized by all necessary action of MSSB, and upon the execution and delivery hereof, this Agreement shall constitute a valid, binding and enforceable obligation of MSSB.

c. The execution, delivery and performance of this Agreement, the incurrence of the obligations set forth herein and the consummation of the transactions contemplated herein shall not constitute a breach of or default under any agreement or instrument by which MSSB is bound, or to which any of its assets is subject, or any order, rule or regulation applicable to it or of any court or any governmental body or administrative agency having jurisdiction over it.

d. MSSB (or any designee to which it delegates its right and obligations hereunder pursuant to Section 1(f)) has and shall maintain all licenses and registrations necessary under applicable federal and state laws, rules and regulations, including the rules and regulation of any self-regulatory organization with competent jurisdiction, to provide the services required to be provided by MSSB (or such designee) hereunder. To the reasonable knowledge of MSSB, MSSB has not solicited and shall not solicit any offer to buy or offer to sell Interests in any manner that would be inconsistent with applicable laws and regulations, or in any manner that would be inconsistent with the solicitation and advertising limitations of Regulation D under the Securities Act or any state securities laws. MSSB shall conduct itself and take reasonable measures to ensure that its respective agents conduct themselves, in a manner consistent with (i) the exemption from registration under Section 4(a)(2) of the Securities Act and the rules and regulations promulgated thereunder, including, without limitation the requirements of Regulation D under the Securities Act, and (ii) any applicable state law exemptions from registration.

e. MSSB shall furnish to each prospective investor it solicits the most current copy of the applicable Partnership’s Memorandum provided to it by the General Partner prior to that person’s admission as a limited partner.

f. MSSB shall furnish to the Partnerships a description of all material pending and prior litigation and regulatory actions involving MSSB and its subsidiaries, required to be disclosed in the Memorandums during the term of this Agreement.

g. MSSB has and maintains policies, procedures, and internal controls that are reasonably designed to ensure that no Covered Person identified in Appendix A subject to disqualification is permitted to participate in any of a Partnership’s offerings pursuant to Rule 506 of Regulation D under the Securities Act (“Rule 506”). MSSB represents that it has exercised reasonable care, in accordance with section (e) of Rule 506 in making a factual inquiry into whether any Covered Person is the subject of any of the acts enumerated in Rule 506(d)(1)(i) through (viii) or that would cause a Partnership to be unable to rely upon Rule 506 (each a “Disqualifying Event”). MSSB agrees that each Partnership may disclose any Disqualifying Event involving a Covered Person that occurred prior to September 23, 2013, in accordance with the method of disclosure under Rule 506(e).

h. The representations and warranties set forth in this Agreement are continuing during the term of this Agreement and MSSB agrees to notify each of the Partnerships and the General Partner promptly in writing if at any time during the term of this Agreement, any such representation or warranty becomes materially inaccurate or untrue and of the facts related thereto.

i. MSSB acknowledges that each of the Partnerships and the General Partner enter into this Agreement in reliance on the representations, warranties and agreements of MSSB contained herein.

6. Covenants of the Parties.

a. MSSB will promptly notify the Partnerships and the General Partner if it becomes aware of any Covered Person who is or becomes the subject of a Disqualifying Event.

b. MSSB shall, to the extent practicable and reasonable, make available personnel to the General Partner to respond to reasonable queries about its processes directly related to identifying Covered Persons and Disqualifying Events under Rule 506(d) and confirm that the representations made in Section 5(g) are accurate and complete.

7. Indemnification.

a. Except as otherwise provided herein, the General Partner and each Partnership shall jointly and severally indemnify, hold harmless, and defend MSSB, each person who controls MSSB within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act of 1934, and their respective officers, directors, partners, members, shareholders, employees and agents from and against any losses, claims, damages or liabilities (or actions in respect thereof) (“Covered Claims”) arising out of or relating to (i) the offer or sale of the Interests or the management or affairs of the applicable Partnership; (ii) any untrue statement or alleged untrue statement of material fact or any omission of a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in any Offering Materials or in any advertising or promotional material approved, published or provided to MSSB by or on behalf of the applicable Partnership or the General Partner or accurately derived from information approved, published or provided to MSSB by or on behalf of the applicable Partnership (iii) any violation of any law, rule or regulation relating to the registration or qualification of Interests or the applicable Partnership, (iv) any breach by the applicable Partnership or the General Partner of any representation, warranty or agreement contained in this Agreement, (v) any violation of any law, rule or regulation relating to the operation of the applicable Partnership or (vi) any willful misconduct or gross negligence by the applicable Partnership or the General Partner or their respective affiliates in the performance of, or failure to perform, its obligations under this Agreement, except to the extent that any such Covered Claim is caused by breach of this Agreement by MSSB or its affiliates, directors, members, employees, agents and affiliates or the willful misconduct or gross negligence of any of the foregoing in the performance of, or failure to perform, their obligations under this Agreement. Notwithstanding anything to the contrary contained herein, in no event shall any Partnership be jointly liable on the indemnity set forth in this Section 7(a) with any other Partnership.

b. MSSB shall indemnify, hold harmless, and defend each of the Partnerships and the General Partner, each person who controls any of the foregoing within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act of 1934, and their officers, directors, partners, members, shareholders, employees, and agents from and against any Covered Claims arising out of or relating to (i) any breach by MSSB of any representation, warranty or agreement contained in this Agreement, (ii) failure of MSSB to comply with marketing rules or private placement rules in any jurisdiction, (iii) any untrue statement, or alleged untrue statement of a material fact, made by MSSB in connection with MSSB’s placement of the Interests that is not in reliance on or in conformity with the Offering Materials, or (iv) willful misconduct or gross negligence by MSSB in the performance of, or failure to perform, its obligations under this Agreement, except in each case to the extent that any Covered Claim is caused by breach of this Agreement by any of the Partnerships or the General Partner or their officers, directors, partners, members, shareholders, employees, agents and affiliates or the willful misconduct or gross negligence of any of the foregoing in the performance of, or failure to perform, their obligations under this Agreement.

c. Promptly after receipt of notice of any claim or complaint or the commencement of any action or proceeding with respect to which an indemnified party is entitled to seek indemnification hereunder, the indemnified party shall notify the indemnifying party in writing of such claim or complaint or the commencement of such action or proceeding. The indemnifying party shall be entitled to participate at its own expense in the defense or, if it so elects within a reasonable time after receipt of such notice, to assume the defense of any suit so brought, which defense shall be conducted by counsel chosen by it and satisfactory to the indemnified party or parties. In the event that the indemnifying party elects to assume the defense of any such suit and retain such counsel, the indemnified party or parties shall bear the fees and expenses of any additional counsel thereafter retained by it or them.

d. If the foregoing indemnification is for any reason unavailable to an indemnified party (other than by reason of the terms thereof), the indemnifying party shall contribute to the Covered Claims that are paid or payable by the indemnified party in such proportion as is appropriate to reflect the relative economic interests of the indemnifying party, on the one hand, and the indemnified party, on the other hand, in the transactions contemplated by this Agreement (whether or not consummated) and any other relevant equitable considerations. For purposes of this paragraph, the relative interests of the applicable Partnership and the General Partner, on the one hand, and MSSB, on the other hand, in the transactions contemplated by this Agreement, shall be deemed to be in the same proportion as (i) the total proceeds received or contemplated to be received by the applicable Partnership and the General Partner in the transactions contemplated by this Agreement (whether or not any such transaction is consummated) bears to (ii) the fees paid or to be paid to MSSB under the Agreement; provided however, that to the extent permitted by applicable law, in no event shall the applicable Partnership and the General Partner contribute less than the amount necessary to ensure that all indemnified parties, in the aggregate, are not liable in excess of the amount of fees actually received by MSSB pursuant to this Agreement.

e. The foregoing indemnity shall be in addition to any liabilities that the parties may otherwise have incurred hereunder.

8. Confidentiality.

a. Each Partnership and the General Partner hereby acknowledge that they have received or will receive written and/or oral information from Placement Agent that the Placement Agent considers confidential and/or proprietary (such information being referred to in this Section 8 as “MS Confidential Information”). For the purposes of this Agreement, MS Confidential Information means any information relating to or disclosed by Placement Agent to one or more Partnerships or the General Partner that is confidential or proprietary to Placement Agent, including but not limited to information about Placement Agent Clients. All such MS Confidential Information has been or will be furnished to the Partnerships or the General Partner subject to the provisions of this Section 8. The Partnerships and the General Partner agree that they will use, and that they will ensure that all of their employees, officers, directors, representatives and agents and other entities providing services with respect to the Partnerships or the General Partner use, the MS Confidential Information solely in connection with the subscription for Interests by each Placement Agent Client, the booking of such Interests, communicating with such Placement Agent Clients, the administration of the Partnerships and the performance of their respective roles with respect to the Partnership and the Interests, and for no other purpose whatsoever. Furthermore, except as otherwise provided herein, the General Partner agrees that it will not disclose or make available, and will ensure that none of its employees, officers, directors, representatives or agents or other entities providing services with respect to a Partnership discloses or makes available, any MS Confidential Information to any person or entity that does not have a need to know such MS Confidential Information in connection with the foregoing.

b. Notwithstanding the foregoing, Placement Agent acknowledges and agrees that the General Partner, each Partnership, each Partnership’s administrator and their respective officers or directors may disclose MS Confidential Information or portions thereof (i) to each other; (ii) at the request of or as required by a government, regulatory or tax agency (including any self-regulatory agency) or in connection with an examination of the General Partner, the Partnerships or an affiliate thereof by regulatory examiners; (iii) to its internal or external attorneys or auditors; and (iv) as required by law, regulation or court order (whether by oral question, interrogatory, subpoena, civil or regulatory investigative demand, examination or similar process). In any of the circumstances mentioned in clauses (ii) or (iv), the General Partner and the Partnerships shall (to the extent permitted by law) give Placement Agent reasonable prior notice of any such disclosure and shall, in any event, advise Placement Agent (to the extent not prohibited by law or regulation) of any such disclosure promptly after it is made.

c. Placement Agent hereby acknowledges that it has received or will receive written and/or oral information from one or more of the Partnerships and/or the General Partner that each such Partnership and/or the General Partner considers confidential and/or proprietary (such information being referred to in this Section 8 as “Partnership Confidential Information”). For purposes of this Agreement, Partnership Confidential Information means any information relating to or disclosed by any Partnership or the General Partner to Placement Agent that is confidential or proprietary to the General Partner or a Partnership including, but not limited to, information about such Partnership’s or the General Partner’s actual or potential portfolio holdings and investments, investment and/or risk management techniques and the amount of assets under management by the General Partner. All such Partnership Confidential Information that has been furnished prior to the execution of this Agreement or will be furnished to the Placement Agent is subject to the provisions of this Section 8. Placement Agent agrees that it will use any Partnership Confidential Information solely in connection with its obligations, duties and undertakings pursuant to this Agreement or for the benefit of Placement Agent Clients and for no other purpose whatsoever. Furthermore, except as otherwise provided herein, the Placement Agent agrees that it will not disclose or make available, and will ensure that none of its employees, officers, directors, representatives or agents discloses or makes available, any Partnership Confidential Information to any person or entity that does not have a need to know such Partnership Confidential Information in connection with the foregoing.

d. Notwithstanding the foregoing, each Partnership and the General Partner acknowledge and agree that Placement Agent and its affiliates may disclose Partnership Confidential Information or portions thereof (i) to each other; (ii) at the request of or as required by a government, regulatory or tax agency (including any self-regulatory agency) or in connection with an examination of Placement Agent or affiliate by regulatory examiners; (iii) to its internal or external attorneys or auditors; or (iv) as required by law, regulation or court order (whether by oral question, interrogatory, subpoena, civil or regulatory investigative demand, examination or similar process). In any of the circumstances mentioned in clauses (ii) or (iv), Placement Agent or the applicable affiliate shall (to the extent permitted by law) give the applicable Partnership and the General Partner reasonable prior notice of any such disclosure and shall, in any event, advise the applicable Partnership and the General Partner (to the extent permitted by law) of any such disclosure promptly after it is made.

e. For purposes of this Agreement, the term MS Confidential Information shall not include information that (i) is or becomes generally available to the public other than as a result of a disclosure in connection with the performance of this Agreement; or (ii) becomes available to the General Partner or a Partnership on a non-confidential basis from a source other than the Placement Agent any of its representatives; provided, that such source is not bound, to the General Partner’s reasonable knowledge, by a confidentiality agreement with or other legally enforceable obligation of secrecy to or for the benefit of the Placement Agent, or any of its representatives. Notwithstanding the foregoing, this Section 8(e) shall not apply to any MS Confidential Information that is comprised of the personal information of any Placement Agent Client.

f. For purposes of this Agreement, the term Partnership Confidential Information shall not include information that (i) is or becomes generally available to the public other than as a result of a disclosure in connection with the performance of this Agreement; or (ii) becomes available to the Placement Agent on a non-confidential basis from a source other than the General Partner or any of its respective representatives; provided, that such source is not bound, to the Placement Agent’s reasonable knowledge, by a confidentiality agreement with or other legally enforceable obligation of secrecy to or for the benefit of the General Partner, a Partnership, or any of their respective representatives.

(g) In the event of a breach or threatened breach by any party of the provisions of this Section 8 of this Agreement, the parties agree that a remedy at law to the aggrieved party may be inadequate and that the aggrieved party shall be entitled to seek an injunction or another appropriate remedy in equity restraining the breaching party from disclosing or using either the MS Confidential Information or Partnership Confidential Information, as the case may be, in whole or in part. Nothing herein shall be construed as limiting or prohibiting the aggrieved party from pursuing any other remedies in addition to injunctive relief available hereunder for such breach or threatened breach, including the recovery of damages and reasonable attorney fees.

(h) Upon written request or on the expiration or termination of this Agreement, each party shall use commercially reasonable efforts to return to the other parties or destroy MS Confidential Information or Partnership Confidential Information (as appropriate) in its possession or control, provided that each party may retain archival copies of any document or information that such party is obligated to maintain pursuant to recordkeeping requirements to which it is subject under applicable laws, rules, regulations or internal policies, but for only so long as such records are required to be maintained.

9. Data Privacy

(a) The Partnerships and the General Partner acknowledge that, as a result of this Agreement, they may receive PII about Placement Agent Clients and Placement Agent employees. For the purposes of this Agreement, “PII” includes “Nonpublic Personal Information” as that term is defined in Title V of the Gramm-Leach-Bliley Act of 1999 or any successor federal statute, and the rules and regulations thereunder, all as may be amended or supplemented from time to time (“GLBA”) and personally identifiable information and other data protected under any other applicable laws, rule or regulation of any jurisdiction relating to disclosure or use of personal information (“Privacy Laws”), including, without limitation, the name and account number of – and any other personally identifiable information. The General Partner agrees that it shall not knowingly do or omit to do anything which would cause the Placement Agent or any of its affiliates to be in breach of any Privacy Laws. The General Partner shall, and shall cause its representatives to, (i) keep PII confidential, use and disclose PII only as necessary for the purchase of Interests in the Partnership for which the PII was disclosed to the General Partner and in accordance with this Agreement, GLBA and Privacy Laws, (ii) implement and maintain an appropriate written information security program, the terms of which shall meet or exceed the requirements for financial institutions under 17 CFR 248.30, if applicable, to (A) ensure the security and confidentiality of PII, (B) protect against any threats or hazards to the security or integrity of PII, and (C) prevent unauthorized access to, use of or disclosure of PII. The Placement Agent reserves the right to review the General Partner’s policies and procedures used to maintain the security and confidentiality of PII and the General Partner shall, and cause its Representatives to, comply with all reasonable requests or directions from the Placement Agent to enable the Placement Agent to verify and/or procure that the General Partner is in full compliance with its obligations under this Agreement in relation to PII.

(b) The General Partner shall promptly notify the Placement Agent (i) of any disclosure or use of any PII by the General Partner or any of their Representatives in breach of this Agreement and (ii) of any disclosure of any PII to the General Partner or their Representatives where the purpose of such disclosure is not known to the General Partner or their Representatives. In the event that the General Partner learns or has reason to believe that there (i) has been a breach of its security standards, or (ii) is a weakness in the General Partner’s security practices or systems, in each instance irrespective of cause, to the extent such breach or weakness could reasonably be expected to (y) allow unauthorized access to PII or the Partnership’s facilities associated with such PII or (z) adversely impact the facilities the Partnership(s) will promptly give notice of such event to the Placement Agent.

(c) Furthermore, the General Partner acknowledges that upon unauthorized access to or acquisition of PII within the General Partner’s custody or control (a “Security Event”), the law may require that the General Partner notify the individuals whose information was accessed or disclosed that a Security Event has occurred. The General Partner must notify the Placement Agent immediately if the General Partner learns or has reason to believe a Security Event has occurred. Except to the extent prohibited by mandatory applicable law, the General Partner agrees that it will not notify any Placement Agent Client or Placement Agent employee until the General

Partner first consult with the Placement Agent and the Placement Agent has had an opportunity to review the notification the General Partner proposes to issue to the affected individuals and given its express consent to the same.

10. Client Communications. Each Partnership and the General Partner severally agree to provide to MSSB copies of any communications to limited partners with respect to the operation and performance of the applicable Partnership. Communications that are provided on a regular basis such as monthly account statements, shall be distributed to MSSB when such communications are distributed to MSSB clients. The General Partner shall use its commercially reasonable efforts to distribute to MSSB all communications that require any action by limited partners such as limited partner consent or vote prior to the distribution of such communication to limited partners. Each Partnership and the General Partner agree that MSSB may use such communications in connection with reports issued by MSSB to the applicable limited partners to which such communications were directed. Each Partnership and the General Partner severally agree to respond as soon as practicable to inquiries of MSSB investors as communicated by MSSB and shall endeavor to copy MSSB on all such communications.

11. Injunctive Relief. Each party agrees that certain breaches of this Agreement with respect to confidentiality (Section 8), data privacy (Section 9) may cause potentially irreparable harm, and that monetary damages would not be sufficient to compensate the non-breaching party for such harm. In the event of a breach of these provisions by a party, the non-breaching parties may seek temporary and permanent injunctive relief (without the necessity of proving actual damages or the posting of a bond) as well as other equitable relief, and will be entitled to commence an action for any such relief in any court pursuant to Section 14.

12. Term and Termination.

(a) This Agreement shall remain in full force and effect until terminated by a party on thirty days’ prior written notice to the other parties.

(b) This Agreement may be terminated immediately on written notice to the other parties hereto on the dissolution, insolvency or bankruptcy of any party or upon a material breach of any condition, warranty, representation or other term of this Agreement by the other party. Notwithstanding the foregoing, if this Agreement relates to more than one Partnership, the termination of the Agreement with respect to any one Partnership shall not result in the termination of the Agreement with respect to the other parties thereto.

(c) Notwithstanding Section 12(b), upon becoming aware of a Disqualifying Event occurring on or after September 23, 2013 with respect to MSSB or any of its Covered Persons, a Partnership may, in its sole discretion, terminate this Agreement which shall be effective immediately or on such future date as indicated by such Partnership in a notice to MSSB relating to such termination.

(d) On termination of this Agreement, the General Partner shall continue to pay MSSB the compensation set forth in Section 3 for so long as each limited partner introduced to the Partnerships by MSSB remains a limited partner and MSSB (and its applicable employees) maintains all necessary licenses and regulations required to receive such compensation. For purposes of the foregoing, MSSB shall be entitled to the compensation set forth in Section 3 with respect to any person introduced by MSSB to the General Partner prior to termination whose subscription is accepted by the applicable Partnership within sixty days following such termination.

13. Notices. Any notice required or desired to be delivered under this Agreement shall be effective on actual receipt and shall be in writing and (i) delivered personally; (ii) sent by first class mail or overnight delivery, postage prepaid; (iii) transmitted by electronic mail (with confirmation of delivery and receipt); or (iv) transmitted by fax (with confirmation by first class mail, postage prepaid) to the parties at the following address or such other address as the parties from time to time specify in writing:

If to the Partnership or the General Partner:

[Name of Partnership]

c/o Ceres Managed Futures LLC

522 5th Avenue,

New York, NY 10036

Fax: 212-507-2065

Email: Patrick.Egan@morganstanley.com

Attention: Patrick Egan, President

With a copy to:

Alston & Bird LLP

90 Park Avenue

New York, NY 10016

Email: tim.selby@alston.com

Attention: Tim Selby

If to MSSB: Morgan Stanley Smith Barney LLC 522 5th Avenue, 13th Floor New York, NY 10036 Fax: 212 905-2750 Email: Jeremy.Beal@morganstanley.com Attention: Jeremy Beal, Managing Director

14. Status of Parties. In selling the Interests, MSSB shall be an independent contractor (rather than employee, agent or representative) of any Partnership or the General Partner, and MSSB shall not have the right, power or authority to enter into any contract or to create any obligation on behalf of any Partnership or the General Partner or otherwise bind any Partnership or the General Partner in any way. Nothing in this Agreement shall create a partnership, joint venture, agency, association, syndicate, unincorporated business or any other similar relationship between the parties. Nothing in this Agreement shall be construed to imply that MSSB is a partner, shareholder, manager, managing member or member of any Partnership or the General Partner.

15. Miscellaneous.

a. Headings. Headings to sections and subsections in this Agreement are for the convenience of the parties only and are not intended to be a part of or affect the meaning or interpretation hereof.

b. Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties with respect to the subject matter hereof, and supersedes all other agreements and understandings, including the Prior Agreement, whether written or oral, between the parties relating to the subject matter hereof entered into prior to this Agreement.

c. Amendments. This Agreement shall not be amended except by a writing signed by all parties hereto. Notwithstanding the previous sentence, Partnerships may be added to this Agreement upon the agreement of the General Partner and MSSB. The listing of such Partnership on Schedule 1 hereto shall be evidence of such agreement.

d. Waiver. No waiver of any provision of this Agreement shall be implied from any course of dealing between the parties hereto either before or after the effective date of this Agreement or from any failure by any party hereto to assert its rights hereunder on any occasion or series of occasions.

e. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The provisions of Sections 3, 7 (including with respect to breaches of Section 4 or 5), 8, 9, 11(c), and this Section 15 shall survive termination of this Agreement. If any provision of this Agreement is or should become inconsistent with any present or future law, rule, or regulation of any governmental or regulatory authority having jurisdiction over the subject matter of this Agreement, such provision shall be deemed rescinded or modified in accordance with any such law, rule or regulation. In all other respects, this Agreement shall continue and remain in full force and effect.

f. Successors and Assigns. This Agreement shall inure to the benefit of and be binding on the parties hereto and such parties’ respective successors and permitted assigns.

g. Assignment. No party may assign this Agreement without the prior written consent of the other parties, except as otherwise provided herein. Any purported assignment in violation of this Section 14 shall be void.

h. Jurisdiction and Consent. THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, ONLY IF THAT COURT LACKS SUBJECT MATTER JURISDICTION, TO THE SUPREME COURT OF THE STATE OF NEW YORK, COUNTY OF NEW YORK, COMMERCIAL DIVISION OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND, WHETHER IN DISTRICT COURT OR SUPREME COURT OF THE STATE OF NEW YORK, WAIVE TRIAL BY JURY. EACH OF THE PARTIES IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN

AN INCONVENIENT FORUM. EACH OF THE PARTIES AGREES THAT A FINAL JUDGMENT IN ANY SUCH SUIT, ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND BINDING UPON THE PARTIES AND MAY BE ENFORCED IN ANY OTHER COURTS TO WHOSE JURISDICTION A PARTY IS OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT. EACH PARTNERSHIP AND THE GENERAL PARTNER EACH HEREBY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT BY MEANS OF PERSONAL DELIVERY OR COURIER SERVICE, ADDRESSED TO ITS ADDRESS PROVIDED ABOVE AND TO THE ATTENTION OF ANY SECRETARY, ASSISTANT SECRETARY OR ANY OTHER OFFICER, DIRECTOR, MANAGING AGENT OR GENERAL AGENT OF SUCH PARTY, AND SUCH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE UNDER NEW YORK LAW OR UNDER ANY LAW OF ANY STATE OF THE UNITED STATES OR OF ANY OTHER JURISDICTION OR OTHERWISE TO SERVICE OF PROCESS IN SUCH MANNER.

i. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Facsimiles (including facsimiles of the signature pages of this Agreement) shall have the same legal effect hereunder as originals.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned parties have caused this Agreement to be executed as of the day and year first above written.

THE PARTNERSHIPS LISTED ON SCHEDULE 1 HERETO		Morgan Stanley Smith Barney LLC

By: Ceres Managed Futures LLC

Name:	/s/ Patrick T. Egan	Name:	/s/ Michael Korn
	Patrick T. Egan		Michael Korn
	Managing Director		Managing Director

Ceres Managed Futures LLC

		Name:	/s/ Patrick T. Egan
Patrick T. Egan
Managing Director

Schedule 1

PARTNERSHIP	STATE AND DATE OF ORGANIZATION	EFFECTIVE DATE
Polaris Futures Fund L.P.	Delaware; February 22, 2007	April 1, 2014
Meritage Futures Fund L.P.	Delaware; February 22, 2007	April 1, 2014
LV Futures Fund L.P.	Delaware; February 22, 2007	April 1, 2014
Managed Futures Premier Macro L.P.	Delaware; August 23, 2010	April 1, 2014
Managed Futures Premier Graham L.P.	Delaware; July 15, 1998	April 1, 2014
Managed Futures Strategic Alternatives, L.P.	Delaware; May 4, 1999	April 1, 2014
Morgan Stanley Smith Barney Charter Aspect L.P.	Delaware; October 22, 1993	December 31, 2013
Morgan Stanley Smith Barney Charter Campbell L.P.	Delaware; March 26, 2002	December 31, 2013
Morgan Stanley Smith Barney Charter WNT L.P.	Delaware; July 15, 1998	December 31, 2013
Morgan Stanley Smith Barney Spectrum Currency and Commodity L.P.	Delaware; October 20, 1999	December 31, 2013
Morgan Stanley Smith Barney Spectrum Select L.P.	Delaware; March 21, 1991	December 31, 2013
Morgan Stanley Smith Barney Spectrum Strategic L.P.	Delaware; April 29, 1994	December 31, 2013
Morgan Stanley Smith Barney Spectrum Technical L.P.	Delaware; April 29, 1994	December 31, 2013

Schedule 2

PRIOR AGREEMENTS

Alternative Investment Placement Agent Agreement, dated as of June 1, 2007, by and among LV Futures Fund L.P. (formerly Morgan Stanley Managed Futures LV, L.P.), Meritage Futures Fund L.P. (formerly Morgan Stanley Managed Futures MV, L.P.), Polaris Futures Fund L.P. (formerly Morgan Stanley Managed Futures HV, L.P.), Ceres Managed Futures LLC (formerly Demeter Management Corporation), and Morgan Stanley Wealth Management (replacing Morgan Stanley & Co. LLC (formerly Morgan Stanley & Co. Incorporated)), as amended

Amended and Restated Selling Agreement, dated as of July 29, 2002, among Managed Futures Premier Graham L.P. (formerly Morgan Stanley Charter Graham L.P.), Morgan Stanley Smith Barney Charter Campbell L.P. (formerly Morgan Stanley Charter Campbell L.P.), Morgan Stanley Smith Barney Charter Aspect L.P. (formerly Morgan Stanley Charter MSFCM L.P.), Morgan Stanley Charter Welton L.P., and Morgan Stanley Smith Barney Charter WNT L.P. (formerly Morgan Stanley Charter Millburn L.P.), Morgan Stanley DW Inc., and Ceres Managed Futures LLC (formerly Demeter Management Corporation), as amended

Alternative Investment Placement Agent Agreement, dated as of October 1, 2011, by and among Managed Futures Premier Aventis L.P. (and such other partnerships listed on Schedule 1 thereto), Ceres Managed Futures LLC, and Morgan Stanley Smith Barney LLC

Amended and Restated Selling Agreement, dated as of March 7, 2000, among Morgan Stanley Smith Barney Spectrum Currency and Commodity L.P. (formerly Morgan Stanley Dean Witter Spectrum Currency L.P.), Morgan Stanley Smith Barney Spectrum Global Balanced L.P. (formerly Morgan Stanley Dean Witter Spectrum Global Balanced L.P.), Morgan Stanley Smith Barney Spectrum Select L.P. (formerly Morgan Stanley Dean Witter Spectrum Select L.P.), Morgan Stanley Smith Barney Spectrum Strategic L.P. (formerly Morgan Stanley Dean Witter Spectrum Strategic L.P.), Morgan Stanley Smith Barney Spectrum Technical L.P. (formerly Morgan Stanley Dean Witter Spectrum Technical L.P.), Morgan Stanley Dean Witter Spectrum Commodity L.P., Dean Witter Reynolds Inc., and Ceres Managed Futures LLC (formerly Demeter Management Corporation), as amended

Alternative Investment Placement Agent Agreement, by and among Managed Futures Premier BHM L.P. (formerly BHM Discretionary Futures Fund L.P.), Ceres Managed Futures LLC, and Morgan Stanley Smith Barney LLC, as amended

Placement Agreement, dated as of June 30, 1999, between Morgan Stanley & Co. Incorporated, Morgan Stanley Dean Witter Strategic Alternatives, L.L.C., Morgan Stanley Strategic Alternatives L.P., and Demeter Management Corporation, as amended by the Additional Placement Agreement, dated as of August 31, 1999, between Morgan Stanley & Co. Incorporated, Morgan Stanley Dean Witter Strategic Alternatives, L.L.C., Morgan Stanley Strategic Alternatives L.P., Demeter Management Corporation, and Dean Witter Reynolds, Inc., as amended

Alternative Investment Placement Agent Agreement, dated as of April 1, 2014, by and among Ceres Managed Futures LLC, Morgan Stanley Smith Barney LLC and the Partnerships listed on Schedule 1 thereto

Schedule 3

PARTNERSHIP	ONGOING PLACEMENT AGENT FEE

LV Futures Fund L.P.	1/12 of 2.0% per month (2.0% annual) of the net asset value per unit where the limited partner has an aggregate investment of up to $4,999,999; and 1/12 of 0.75% per month (0.75% annual) of the net asset value per unit where the limited partner has an aggregate investment of $5,000,000 or more. Class Z units will not be subject to an ongoing selling agent fee.[1]

Meritage Futures Fund L.P.	1/12 of 2.0% per month (2.0% annual) of the net asset value per unit where the limited partner has an aggregate investment of up to $4,999,999; and 1/12 of 0.75% per month (0.75% annual) of the net asset value per unit where the limited partner has an aggregate investment of $5,000,000 or more. Class Z units will not be subject to an ongoing selling agent fee.[1]

Polaris Futures Fund L.P.	1/12 of 2.0% per month (2.0% annual) of the net asset value per unit where the limited partner has an aggregate investment of up to $4,999,999; and 1/12 of 0.75% per month (0.75% annual) of the net asset value per unit where the limited partner has an aggregate investment of $5,000,000 or more. Class Z units will not be subject to an ongoing selling agent fee.[1]

Managed Futures Premier Macro L.P.	2.0% annual of the net asset value per unit paid on a monthly basis

Managed Futures Premier Graham L.P.	2.0% annual of the net asset value per unit paid on a monthly basis. Class Z units will not be subject to an ongoing selling agent fee.

Managed Futures Strategic Alternatives, L.P.	1/12 of 1.0% per month (1.0% annual) of the net asset value per unit

Morgan Stanley Smith Barney Charter Aspect L.P.	2.0% annually of the net asset value per unit paid on a monthly basis

Morgan Stanley Smith Barney Charter Campbell L.P.	2.0% annually of the net asset value per unit paid on a monthly basis

Morgan Stanley Smith Barney Charter WNT L.P.	2.0% annually of the net asset value per unit paid on a monthly basis

Morgan Stanley Smith Barney Spectrum Currency and Commodity L.P.	2.0% annually of the net asset value per unit paid on a monthly basis

[1]	For the calculation of the aggregate investment for an investor in each of LV Futures Fund L.P., Meritage Futures Fund L.P. and Polaris Futures Fund L.P., the aggregate investment shall equal the total investment by such investor in all three partnerships.

Morgan Stanley Smith Barney Spectrum Select L.P.	2.0% annually of the net asset value per unit paid on a monthly basis

Morgan Stanley Smith Barney Spectrum Strategic L.P.	2.0% annually of the net asset value per unit paid on a monthly basis

Morgan Stanley Smith Barney Spectrum Technical L.P.	2.0% annually of the net asset value per unit paid on a monthly basis

Appendix A

Covered Persons:

(i) MSSB and its executive officers and directors and officers participating in the offering of any of the Partnerships;

(ii) Morgan Stanley Financial Advisors soliciting investors for the Partnerships on September 23, 2013 and thereafter who receive compensation with respect to such solicitation; and

(iii) MSSB’s managing member, Morgan Stanley Smith Barney Holdings LLC (the “Managing Member”) and the Managing Member’s executive officers and directors and officers participating in the offering of any of the Partnerships.